Exhibit 10.12

			 REPUBLIC AUTOMOTIVE PARTS, INC.
			   1997 STOCK OPTION PLAN FOR
			     NON-EMPLOYEE DIRECTORS

SECTION 1: PURPOSE

     The Republic Automotive Parts, Inc. 1997 Stock Option Plan for Non-Employee Directors (the "Plan") has been adopted to promote the longer-term growth and financial success of the Company by (1) enhancing its ability to attract and retain nonaffiliated individuals of outstanding ability as members of the Board and (2) promoting a greater identity of interest between non-employee members of the Board and shareholders.

SECTION 2: DEFINITIONS

     As used in the Plan, the following terms have these respective meanings:

(a)  "Board" means the Company's Board of Directors.

(b) "Common Stock" means the Company's Common Stock, par value $.50 per share, or any successor stock issued by the Company in replacement or conversion thereof.

(c) "Company" means Republic Automotive Parts, Inc., a corporation established under the laws of the State of Delaware.

(d) "Fair Market Value" means for any given day the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading or as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, if not so listed or admitted. If no sales of Common Stock were made on such exchange or reported on the NASDAQ system on that date, the closing price of a share of Common Stock for the preceding day of such exchange or as reported by NASDAQ shall be substituted.

(e) "Grant Date" means the third business day following the Company's Annual Meeting of Shareholders.

(f) "Participant" means for each Grant Date any director of the Company who is not an employee of the Company or any subsidiary or affiliate of the Company on the applicable Grant Date.

(g) "Plan" means the Republic Automotive Parts, Inc. 1997 Stock Option Plan for Non-Employee Directors.

(h) "Shareholders" means the holders of record from time to time of the outstanding shares of the Common Stock.

(i) "Stock Option" means a right to purchase shares of Common Stock at the applicable Fair Market Value.

(j)  "1934 Act" means the Securities Exchange Act of 1934.

SECTION 3: EFFECTIVE DATE

     The Plan shall be effective beginning on the date it is approved by the Company's Shareholders in accordance with the provisions of the Company's Bylaws and applicable law and shall remain in effect for each applicable Grant Date until terminated by the Board. If the Plan is terminated, the terms of the Plan shall continue to apply to all outstanding Stock Options granted prior to such Termination.

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SECTION 4: OPERATION

     The Plan is intended to meet the requirements for a formula plan within the meaning of Rule 16b-3 adopted under the 1934 Act. To this end, the Plan is intended to fix the terms and conditions of each transaction under the Plan in advance and to require no discretionary action by any administrative body with regard to any such transaction under the Plan.

SECTION 5: COMMON STOCK AVAILABLE FOR STOCK OPTIONS

(a) Number of Shares. A maximum of 60,000 shares of Common Stock may be issued upon the exercise of Stock Options granted under the Plan. Shares of Common Stock shall not be deemed issued until the applicable Stock Option has been exercised and, accordingly, any shares of Common Stock represented by Stock Options which expire unexercised or which are canceled shall remain available for issuance under the Plan.

(b) Adjustments. The Board, as it deems appropriate to meet the intent of the Plan, shall make such adjustments to the number of shares available under the Plan and to any outstanding Stock Options in connection with any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of the Company assets to Shareholders, or any other change affecting the Common Stock, provided such adjustments are consistent with the effect on the other Shareholders of the Company of any such transaction. The Board may also, when similarly appropriate, make such adjustment in the exercise price of outstanding Stock Options as it deems necessary to preserve the rights of Participants under the Plan.

SECTION 6: STOCK OPTION TERMS

(a) Granting of Stock Options. Each Participant shall be initially granted a Stock Option to purchase 5,000 shares on the first Grant Date that the Plan is in effect. After such initial award, each Participant who continues as a Participant on the relevant Grant Date shall be granted a Stock Option to purchase 1,250 shares on each of the next four successive Grant Dates.

(b) Duration and Exercisability. Each Stock Option shall have a term of five years and, subject to Section 7, shall become exercisable to the extent of 33 1/3% of the aggregate number of shares covered thereby on and after the first anniversary of the Grant Date, to the extent of 66 2/3% of the aggregate number of shares covered thereby on and after the second anniversary of the Grant Date and to the extent of 100% of the aggregate number of shares covered thereby on and after the third anniversary of the Grant Date; provided, however, that it shall be a condition to the exercisability of each such portion of a Stock Option that the Participant is a member of the Board on the relevant anniversary date.

(c) Termination of Directorship. When a Participant ceases to be a member of the Board, each Stock Option, or portion thereof which has become exercisable as of the date such Participant ceases to be a member of the Board, held by such Participant shall continue to be exercisable for the lesser of one year or until the end of the original term. Notwithstanding the foregoing, if a Participant is terminated as a member of the Board for cause, any exercisable Stock Option or portion thereof shall cease to be exercisable on the date of termination.

(d) Exercise of Stock Options. Stock Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment thereof. Payment for shares of Common Stock shall be made in full in cash at the time that a Stock Option, or any part thereof, is exercised. The Participant agrees that, in the event the exercise of any Stock Options granted in this Plan or the disposition of shares following exercise of such options results in the Participant's realization of income which for federal, state or local income tax purposes is, in the opinion of counsel for the Company, subject to withholding of tax at source by the Company, the Participant will pay to the Company an amount equal to such withholding tax in cash.

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SECTION 7: ACCELERATING EVENTS

(a) In the event of the earliest of (i) the occurrence of an Accelerating Event, or (ii) the dissemination of a proxy statement soliciting proxies from shareholders of the Company, by someone other than the Company, seeking shareholder approval of an Accelerating Event of the type described in (b)(i) below, or (iii) the publication or dissemination of an announcement of action intended to result in an Accelerating Event of the type described in (b)(ii) or (b)(iii) below, all outstanding Stock Options awarded under the Plan shall immediately become fully exercisable and vested.

(b)  As used herein an "Accelerating Event" shall mean:

     (i) a merger of equivalent combination involving the Company after which forty-nine percent (49%) or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Company;

     (ii) the acquisition of thirty percent (30%) or more of the outstanding shares of Common Stock by any person (as defined by Section 3(a)(9) of the 1934 Act) other than directly from the Company; or

     (iii) the occurrence of any circumstance having the effect that thirty percent (30%) or more of the directors elected by shareholders to the Board are persons who were not nominated by management in the then most recent proxy statement of the Company.

SECTION 8: GENERAL PROVISIONS

(a) Transferability of Stock Options. A Stock Option granted under the Plan may be transferred by a Participant to members of the Participant's family, family-controlled partnerships or other family-controlled entities or trusts for the benefit of such Participant and/or one or more of such family members.

(b) Documentation of Grants. Stock Options shall be evidenced by written agreements.

(c) Plan Amendment. The Board may amend or terminate the Plan provided that no amendment may impair any Participant's rights with respect to an outstanding Stock Option without the consent of the Participant.

(d) Future Rights. Neither the Plan nor the granting of Stock Options nor any such action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a Participant for any period of time, or at any particular rate of compensation as a member of the Board. Nothing in this Plan shall in any way limit or affect the right of the Board or the Shareholders to remove any Participant from the Board or otherwise terminate his or her service as a member of the Board.

(e) Governing Law. The validity, construction and effect of the Plan and any such action taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law thereof, and applicable Federal law.

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